UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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CATASYS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CATASYS, INC.
11601 Wilshire Boulevard, Suite 1100

Los Angeles, California 90025

(310) 444-4300

___________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 2, 2018

____________________________________________________

Dear Stockholder of Catasys, Inc.:

You are invited to attend the 2018 Annual Meeting (the “Annual Meeting”) of stockholders of Catasys, Inc., a Delaware corporation (“Catasys”). The Annual Meeting will be held at 10:00 a.m. Pacific Time, Thursday, August 2, 2018, at Catasys’ principal executive offices located at 11601 Wilshire Blvd, Suite 1100, Los Angeles, California 90025 to consider and vote upon the following items:

1.	To elect six (6) Directors to hold office until the next annual meeting and until their respective successors are elected and qualified (the “Board Election Proposal”);

2.	To ratify the appointment of EisnerAmper LLP as Catasys’ independent registered public accounting firm for the 2018 fiscal year (the “Auditor Ratification Proposal”);

3.	To conduct a non-binding advisory vote to approve the compensation paid to the Company’s named executive officers (the “Say on Pay Proposal”);

4.	To conduct a non-binding advisory vote to determine the frequency of the non-binding advisory vote on executive compensation (the “Say on Pay Frequency Proposal”);

5.

To amend the terms of the Company’s 2017 Stock Incentive Plan to provide for an additional 1,400,000 shares to be issued in connection with awards granted thereunder (the “2017 Plan Amendment Proposal”); and

6.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND IN FAVOR OF THE OTHER PROPOSALS OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.

The board of directors of Catasys has fixed the close of business on June 15, 2018 as the record date for the Annual Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Annual Meeting. If you have requested physical materials to be mailed to you, then a return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you choose to submit your proxy by mail. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. This notice is being mailed to all stockholders of record entitled to vote at the Annual Meeting on or about June 21, 2018.

By order of the Board of Directors,

/s/ Terren Peizer

Terren Peizer

Chairman and Chief Executive Officer

June 15, 2018

CATASYS, INC.

______________________________________

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

_______________________________________

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Annual Report”) are available for viewing, printing and downloading at https://catasys.com/financial-information.html and on our website at www.catasys.com. Certain documents referenced in the proxy statement are available on our website. However, we are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Catasys, Inc., a Delaware corporation (sometimes referred to as “we,” “our,” “us,” the “Company,” the “Corporation” or “Catasys”), of proxies to be voted at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof.

You are invited to attend the Annual Meeting, which will take place on August 2, 2018, beginning at 10:00 a.m., Pacific Time, at Catasys’ principal executive offices located at 11601 Wilshire Blvd, Suite 1100, Los Angeles, California 90025. Stockholders will be admitted to the Annual Meeting beginning at 10:00 a.m., Pacific Time. Seating will be limited.

The Notice of Annual Meeting, proxy statement and proxy card and the 2017 Annual Report are first being mailed to our stockholders on or about June 21, 2018.

Who is entitled to attend the Annual Meeting?

Stockholders of record and beneficial owners as of June 15, 2018 are invited to attend the Annual Meeting. If your shares are held in the name of a broker, bank or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Catasys stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on June 15, 2018 (the “Record Date”), are entitled to vote at the Annual Meeting. On the Record Date, there were 15,913,171 shares of Catasys’ common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If on June 15, 2018 your shares were registered directly in your name with Catasys’ transfer agent, American Stock Transfer & Trust Company, LLC, then you are the “stockholder of record.” Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote via the Internet or by telephone to ensure your vote is counted.

If on June 15, 2018 your shares were held in a stock brokerage account or by a bank or other similar organization, then you are considered the “beneficial owner” of those shares. These proxy materials have been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are six matters scheduled for a vote:

1.	To elect six (6) Directors to hold office until the next annual meeting and until their respective successors are elected and qualified (the “Board Election Proposal”);

2.	To ratify the appointment of EisnerAmper LLP as Catasys’ independent registered public accounting firm for the 2018 fiscal year (the “Auditor Ratification Proposal”);

3.	To conduct a non-binding advisory vote to approve the compensation paid to the Company’s named executive officers (the “Say on Pay Proposal”);

4.	To conduct a non-binding advisory vote to determine the frequency of the non-binding advisory vote on executive compensation (the “Say on Pay Frequency Proposal”);

5.

To amend the terms of the Company’s 2017 Stock Incentive Plan to provide for an additional 1,400,000 shares to be issued in connection with awards granted thereunder (the “2017 Plan Amendment Proposal”); and

6.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

How do I vote?

Stockholders of record; Shares registered directly in your name.

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card, the Internet or telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the Annual Meeting and vote in person, if you choose.

•	To vote in person, attend the Annual Meeting, and we will give you a ballot during the Annual Meeting.
•

To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. If you do not have the prepaid envelope, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, U.S.A.

•

To vote via the telephone, you can vote by calling the telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

•

To vote via the Internet, please go to www.voteproxy.com and follow the instructions. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on August 1, 2018. After that, telephone and Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received by the Company before the date of the Annual Meeting or attend the Annual Meeting to vote your shares in person.

Beneficial owner; shares held in account at brokerage, bank or other organization.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Catasys. Simply complete and mail the proxy card as directed in those voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included by it with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

What if I return a proxy card but do not make specific choices?

If your card does not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors. Catasys does not expect that any matters other than the election of Directors and the other proposals described herein will be brought before the Annual Meeting. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using their best judgment.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy at any time before the final vote at the Annual Meeting by:

•	giving written notice that you are revoking your proxy to the Secretary, Catasys, Inc., 11601 Wilshire Blvd, Suite 1100, Los Angeles, California 90025;
•

delivering a properly completed proxy card with a later date, or vote by telephone or on the Internet at a later date (we will vote your shares as directed in the last instructions properly received from you prior to the Annual Meeting); or

•	attending and voting by ballot at the Annual Meeting (note, simply attending the Annual Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other agent that is the holder of record and following its instructions.

Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by the Secretary prior to the Annual Meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. Eastern Time on August 1, 2018.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record in certificate and book-entry form. If you are a beneficial owner, you will receive voting instructions from your broker, bank or other agent that is the holder of record.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, by contacting the Secretary of Catasys.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Against” votes, and broker non-votes.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on Proposal No. 2, the Auditor Ratification Proposal, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on Proposal No. 1, the Board Election Proposal, Proposal No. 3, the Say on Pay Proposal, Proposal No. 4, the Say on Pay Frequency Proposal, or Proposal No. 5, the 2017 Stock Incentive Plan Increase Proposal. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.

What is the quorum requirement for the Annual Meeting?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if the holders of majority of the outstanding shares are represented by proxy or by stockholders present and entitled to vote at the Annual Meeting. On the Record Date, there were 15,913,171 shares outstanding and entitled to vote. Thus, 7,956,586 shares must be represented by proxy or by stockholders present and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

If there is no quorum, a majority of the shares so represented may adjourn the Annual Meeting to another time or date.

How many votes are required to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Proposal No. 1 -- Board Election Proposal	Plurality of votes cast	No
Proposal No. 2 – Auditor Ratification Proposal	Majority of votes cast	Yes
Proposal No. 3 – Say on Pay Proposal	Majority of votes cast	No
Proposal No. 4 – Say on Pay Frequency Proposal	Plurality of votes cast	No
Proposal No. 5 – 2017 Plan Amendment Proposal	Majority of votes cast	No

If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered votes cast under our By-laws or under the laws of Delaware (our state of incorporation).

Proposal No. 1-Board Election Proposal; plurality vote

Directors are elected by a plurality of votes cast. This means that Directors who receive the most “For” votes are elected. There is no “Against” option and votes that are “withheld” or not cast, including broker non-votes, are not counted as votes “For” or “Against.” If a Director nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by the Compensation and Nominating Committee of the Board in any future decision on Director Nominations.

Proposal No. 2-Auditor Ratification Proposal; majority vote

The votes cast “For” must exceed the votes cast “Against” to approve the Auditor Ratification Proposal. Abstentions will not be counted as votes cast and accordingly, will not have an effect on this Proposal No. 2.

Proposal No. 3-Say on Pay Proposal; majority vote

Under our By-laws, the Say on Pay Proposal will be approved if the votes cast “For” the proposal exceed the votes cast “Against” the proposal. While this advisory vote on executive compensation is non-binding, the Board of Directors and the Compensation and Nominating Committee will review the voting results and seek to determine the cause or causes of any significant negative voting result. Abstentions and broker non-votes will not be counted as votes cast and accordingly, will not have an effect on this Proposal No. 3.

Abstentions and broker non-votes will not be counted as votes cast and accordingly, will not have an effect on this Proposal No. 3.

Proposal No. 4-Say on Pay Frequency Proposal; plurality vote

The Say on Pay Frequency Proposal will be approved by a plurality of the votes cast for one of the choices presented. For purposes of the vote on this resolution, broker non-votes and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote although all shares for which proxies have been given will be considered present for the purpose of determining the presence of a quorum.

Proposal No. 5-2017 Plan Amendment Proposal; majority vote

Approval of the 2017 Plan Amendment Proposal will require the affirmative vote of the majority of the outstanding shares of Common Stock that are entitled to vote on the proposal. Abstentions will not be counted as votes cast and accordingly, will not have an effect on this Proposal No. 5.

How will my shares be voted at the Annual Meeting?

At the Meeting, the persons named in the proxy card will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as the Board of Directors recommends, which is:

•	FOR the election of each of the Director nominees named in this Proxy Statement;
•	FOR the ratification of the appointment of EisnerAmper LLP, as our independent registered public accounting firm for the 2018 fiscal year; and
•	FOR the non-binding advisory vote to approve the compensation of our named executive officers.
•	FOR every "Three Years" for the Say on Pay Frequency Proposal.
•	FOR the 2017 Plan Amendment Proposal.

Do I have cumulative voting rights?

No, our Certificate of Incorporation does not provide for cumulative voting.

Am I entitled to dissenter rights or appraisal rights?

No, our stockholders are not entitled to dissenters’ rights or appraisal rights under the Delaware General Corporation Law for the matters being submitted to stockholders at the Annual Meeting.

Could other matters be decided at the Annual Meeting?

At the date of this Proxy Statement, we did not know of any matters to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your proxy card grants authority to the proxy holders to vote on such matters in their discretion.

Can I access the Notice of Annual Meeting and Proxy Statement and the 2017 Annual Report via the Internet?

This Notice of Annual Meeting and Proxy Statement and the 2017 Annual Report are available on our website at www.catasys.com. Instead of receiving future proxy statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing documents and mailing them to your home or business, and also gives you an electronic link to the proxy voting site.

Stockholders of Record: You may enroll in the electronic proxy delivery service at any time by accessing your stockholder account at www.amstock.com and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

Catasys will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission or by other means of communication. Directors, officers or employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to the beneficial owners.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Nominees

We currently have a Board consisting of eight directors. Steve Gorlin and Marc Cummins were not nominated for re-election and as a result will retire from the Board at the 2018 Annual Meeting. Accordingly, there are six (6) nominees for director to be voted on at the 2018 Annual Meeting and upon their election, the size of our Board will be reduced to that number of directors. All of the nominees are current Directors and have consented to serve as Directors. Each Director to be elected will hold office until the next annual meeting and until his respective successor is elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. Should a nominee become unable to serve or should a vacancy on the Board occur before the 2018 Annual Meeting, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, your shares will be voted for the election of the substitute nominee designated by the Board. In the vote on the election of the Director nominees, stockholders may vote “FOR” nominees or “WITHHOLD” votes from nominees. The six (6) Director nominees receiving the highest number of “FOR” votes will be elected as Directors. Votes that are withheld, abstentions and broker non-votes will have no effect on the outcome of the election.

The persons appointed by the Board as proxies intend to vote for the election of each of the below director nominees, unless you indicate otherwise on the proxy or voting instruction card.

Set forth below is biographical and other information about the Director nominees. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Governance Committee and the Board to determine that each nominee should serve as a Director.

Our Board unanimously recommends that you vote “FOR” the nominees named below.

Name	Age	Position	Director Since
Terren S. Peizer	58	Director, Chairman of the Board and Chief Executive Officer	2003
Richard A. Anderson	48	Director, President and Chief Operating Officer	2003
Richard A. Berman	73	Director, Chairman of the Audit Committee, and Member of the Nomination and Corporate Governance Committee	2014
David E. Smith	71	Director and Member of the Audit Committee	2014
Richard J. Berman	75	Director, Member of the Audit Committee and Member of the Compensation Committee	2017
Michael Sherman	58	Director, Chairman of the Compensation Committee and Chairman of the Nomination and Corporate Governance Committee	2017

Terren S. Peizer is the founder of our Company and an entrepreneur, investor, and financier with a particular interest in healthcare, having founded and successfully commercialized several healthcare companies. He has served as its Chief Executive Officer and Chairman of the Board of Directors since the Company’s inception in 2003. Mr. Peizer is also the founder, Chairman and CEO NeurMedix, Inc., a biotechnology company with a focus on inflammatory, neurological and neuro-degenerative diseases. In addition to his roles with Catasys and NeurMedix, Mr. Peizer is Chairman of Acuitas Group Holdings, LLC, his personal investment vehicle, and holding company that is the owner of all of his portfolio company interests. Through Acuitas, Mr. Peizer owns Acuitas Capital, LLC, an industry leader in investing in micro and small capitalization equities, having invested over $1.5 billion directly into portfolio companies. Mr. Peizer has been the largest beneficial shareholder of, and has held various senior executive positions with, several other publicly-traded growth companies, including having served as Chairman of Cray, Inc. a supercomputer company. Mr. Peizer has a background in venture capital, investing, mergers and acquisitions, corporate finance, and previously held senior executive positions with the investment banking firms Goldman Sachs, First Boston, and Drexel Burnham Lambert. He received his B.S.E. in Finance from The Wharton School of Finance and Commerce.

We believe Mr. Peizers’s qualifications to serve on our board of directors include his role as an investor and executive positions in several private and public companies, including numerous companies in the healthcare field. He has extensive knowledge and experience in the financial and healthcare industries, and provides extensive insight and experience with capital markets and publicly traded companies at all stages of development.

Richard A. Anderson has served as a director since July 2003 and as a member of our management team since April 2005. He has been our President and Chief Operating Officer since July 2008; in this role he has been primarily responsible for the creation and leadership of our OnTrak solution. He has more than twenty-five years of experience in business development, strategic planning, operations, finance and management, with more than 15 years of that in the healthcare field. Prior to joining the Company, he held senior level financial and operational positions in healthcare and financial companies, and served as a director in PriceWaterhouseCoopers LLP’s business assurance and transaction support practices. He received a B.A. in Business Economics from University of California, Santa Barbara.

We believe Mr. Anderson’s qualifications to serve on the board of directors include his business and healthcare experience, including a diversified background as an executive and in operational roles in both public and private companies. His leadership of our product creation gives him a breadth of knowledge and valuable understanding of our business, operations and customers.

Richard A. Berman is the Associate Vice President of Strategic initiatives for the University of South Florida Research and Innovation, visiting professor of social entrepreneurship in the Muma College of Business, and a professor in the institute of innovation and advanced discovery. As a recognized global leader, Mr. Berman has held positions in health care, education, politics and management.  He has worked with several foreign governments, the United Nations, the U.S. Department of Health and Welfare, the FDA, and as a cabinet level official for the state of New York.  He has also worked with McKinsey & Co, NYU Medical Center, Westchester Medical, Korn-Ferry International, Howe-Lewis International and numerous startup companies. In 1995, Mr. Berman was selected by Manhattanville College to serve as its tenth President. Mr. Berman is credited with the turnaround of the College, where he served until 2009.  Mr. Berman serves on the board of several organizations and is an elected member of the National Academy of Medicine of the National Academy of Sciences (Formerly known as the Institute of Medicine). Mr. Berman received his BBA, MBA, and MPH from the University of Michigan and holds honorary doctorates from Manhattanville College and New York Medical College.

We believe Mr. Berman’s qualifications to serve on our board of directors include his extensive experience as an executive in several healthcare firms.  In addition, as a board member of a health plan we believe he has an understanding of our customer base and current developments and strategies in the health insurance industry.

David E. Smith is the President, Chief Executive Officer and Chief Investment Officer of the Trading Advisor. Mr. Smith was the founder and Chief Executive Officer of Coast Asset Management. Mr. Smith has worked in various capacities in the securities industry, including as Vice President of Security Pacific Bank, and Oppenheimer and Company as a bond arbitrageur, and he is also a successful investor in small cap growth companies. Mr. Smith has an MBA from the University of California at Berkeley.

We believe Mr. Smith’s qualifications to serve on our board of directors include his extensive background in the banking and securities industries, as well as his experience in corporate governance and management.

Richard J. Berman was Chairman of National Investment Managers, a company with $12 billion pension administration assets from 2006-2011. Mr. Berman is a director of two public healthcare companies: Advaxis, Inc. and Cryoport Inc. From 1998-2000, he was employed by Internet Commerce Corporation (now Easylink Services) as Chairman and CEO, and was a director from 1998-2012. Previously, Mr. Berman was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; created the largest battery company in the world in the 1980’s by merging Prestolite, General Battery and Exide and advised on over $4 billion of M&A transactions (completed over 300 deals). He is a past Director of the Stern School of Business of NYU where he obtained his BS and MBA. He also has US and foreign law degrees from Boston College and The Hague Academy of International Law, respectively.

We believe Mr. Berman’s qualifications to serve on our board of directors include his experience in the healthcare industry, and his current and past experience in numerous private and publicly traded companies.

Michael Sherman has served as the Company’s director since July 2017. He has worked in finance for over 30 years, having last served as a Managing Director in Investment Banking, at Barclays Plc.  Prior to Barclays, Mr. Sherman was at Lehman Brothers, Inc. and Salomon Brothers Inc.  Mr. Sherman specialized in equity capital markets and covered Healthcare companies, in addition to companies in other sectors.  Mr. Sherman also is currently a Board Member at BioVie, Inc., a specialty pharmaceutical company.  Mr. Sherman began his career in finance as a lawyer at Cleary, Gottlieb, Steen & Hamilton in New York City and Hong Kong.

We believe that Mr. Sherman’s qualifications to serve on our board of directors include his experience in the banking and securities industry, and his experience in the healthcare industry.

Plurality Voting

Under Delaware law and Catasys’ By-laws, a vote by a plurality of the shares voting is required for the election of Directors. Under plurality voting, Directors who receive the most “For” votes are elected; there is no “Against” option and votes that are “withheld” or not cast are disregarded in the count. If a nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by the Compensation and Nominating Committee in any future decision on nominations.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTORS.

ROLE AND COMPOSITION OF THE BOARD OF DIRECTORS

The Board of Directors, which is elected by the stockholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the stockholders. It selects the Chief Executive Officer, or person or persons performing similar functions, and other members of the senior management team, and provides an oversight function for the Chief Executive Officer’s execution of overall business strategy and objectives. The Board acts as an advisor and counselor to senior management and validates business strategy and direction. The Board’s primary function is to monitor the performance of senior management and facilitate growth and success by providing mentoring and actionable business advice honed by substantial substantive knowledge of the Company’s business and history tempered with significant outside business experience.

Our By-laws state that the number of Directors shall be determined from time to time by the Board of Directors. Directors shall be elected at the annual meeting of stockholders, In all elections for Directors, every stockholders shall have the right to vote the number of shares owned by such stockholders for each directors to be elected. A director or the entire Board, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at the election of directors. Vacancies in the Board may be filled by a majority of the Directors or by an election either at an annual meeting or at a special meeting of the stockholders called for that purpose. Any directors elected by the stockholders to fill the vacancy shall hold office for the balance of the term for which he or she was elected. A director appointed by the Board to fill the vacancy shall serve until the next meeting of stockholders at which directors are elected.

Independence of the Board of Directors

Our common stock is traded on the NASDAQ Capital Market. The Board of Directors has determined that four of the members of the Board of Directors qualify as “independent,” as defined by the listing standards of the NASDAQ. Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board has determined further that Messrs. Berman, Smith, Berman, and Sherman are independent under the listing standards of NASDAQ. In making this determination, the Board of Directors considered that there were no new transactions or relationships between its current independent directors and the Company, its senior management and its independent auditors since last making this determination.

2017 Meetings and Attendance

During 2017, the Board held 2 meetings. All Directors attended at least 75% or more of the aggregate number of meetings of the Board and Board Committees on which they served.

Code of Ethics

Our Board of Directors has adopted a code of ethics applicable to our chief executive officer, chief financial officer and persons performing similar functions. Our code of ethics is listed hereto as Exhibit 14.1 and is accessible on our website at http://www.catasys.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of ethics will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

Committees of the Board of Directors

Audit committee

Our audit committee currently consists of three directors, Mr. Richard A. Berman, Mr. Richard J. Berman and Mr. David E. Smith with Mr. Richard A. Berman serving as the chairman of the audit committee. The Board of Directors has determined that each of the members of the audit committee were independent as defined by the NASDAQ rules, meet the applicable requirements for audit committee members, including Rule 10A-3(b) under the Exchange Act, and that Mr. Richard A. Berman qualifies as an “audit committee financial expert” as defined by Item 401(h)(2) of Regulation S-K. The duties and responsibilities of the audit committee include (i) selecting, evaluating and, if appropriate, replacing our independent registered accounting firm, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies, any significant deficiencies in the design or operation of internal controls or material weakness therein and any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation and (iv) overseeing related auditing matters.

A copy of the audit committee’s written charter is publicly available through the “Investors-Governance” section of our website at www.catasys.com.

Nominations and governance committee

Our nominations and governance committee currently consists of three members Messrs. Sherman, Gorlin, and Berman, who are all independent as defined by the NASDAQ rules. Mr. Gorlin  will retire from the Board at the 2018 Annual Meeting and as a result, will cease to serve as a member of the nominations and governance committee following the 2018 Annual Meeting. Following Mr. Gorlin’s retirement as a member of the Board and the compensation committee, Mr. Richard J. Berman is expected to be appointed to serve as a member of the nominations and governance committee. The nominations and corporate governance committee had one meeting during 2017. Mr. Sherman serves as the chairman of the nominations and corporate governance committee. Mr. Marvin Igelman resigned as a member of the board of director and as a member of the nominations and governance committee on July 14, 2017 and Mr. Sherman was appointed as the chairman of the nominations and governance committee on July 14, 2017. The committee nominates new directors and periodically oversees corporate governance matters.

The charter of the nominations and governance committee provides that the committee will consider board candidates recommended for consideration by our stockholders, provided the stockholders provide information regarding candidates as required by the charter or reasonably requested by us within the timeframe proscribed in Rule 14a-8 of Regulation 14A under the Exchange Act, and other applicable rules and regulations. Recommendation materials are required to be sent to the nominations and governance committee c/o Catasys, Inc., 11601 Wilshire Boulevard, Suite 1100, Los Angeles, California 90025. There are no specific minimum qualifications required to be met by a director nominee recommended for a position on the board of directors, nor are there any specific qualities or skills that are necessary for one or more of our directors to possess, other than as are necessary to meet any requirements under the rules and regulations applicable to us. The nominations and governance committee considers a potential candidate's experience, areas of expertise, and other factors relative to the overall composition of the board of directors.

The nominations and governance committee considers director candidates that are suggested by members of the board of directors, as well as management and stockholders. The committee is retaining a third-party executive search firm to identify candidates. The process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves reviewing potentially eligible candidates, conducting background and reference checks, interviews with the candidate and others (as schedules permit), meeting to consider and approve the candidate and, as appropriate, preparing and presenting to the full board of directors an analysis with respect to particular recommended candidates. The nominations and governance committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.

A copy of the nominations and governance committee’s written charter is publicly available through the “Investors-Governance” section of our website at www.catasys.com.

Compensation committee

The compensation committee currently consists of three directors Mr. Richard J. Berman, Mr. Marc Cummins and Mr. Michael Sherman, who are independent as defined by the NASDAQ rules. Marc Cummins will retire from the Board at the 2018 Annual Meeting and as a result, will cease to serve as members of the compensation committee following the 2018 Annual Meeting. Following Mr. Cummins’ retirement as a member of the Board and the compensation committee, Mr. David E. Smith is expected to be appointed to serve as a member of the compensation committee. During 2017, the compensation committee held six meetings. Mr. Sherman serves as the chairman of the compensation committee. Mr. Marvin Igelman resigned as a member of the board of director and as a member of the compensation committee on July 14, 2017 and Mr. Sherman was appointed as a member of the compensation committee on July 14, 2017. The compensation committee reviews and recommends to the board of directors for approval the compensation of our executive officers.

A copy of our compensation committee written charter is publicly available through the “Investors-Governance” section of our website at www.catasys.com.

EXECUTIVE OFFICERS

The following sets forth information regarding Mr. Christopher Shirley, a non-director executive officer as of the date of this 2018 Proxy Statement. For information regarding Terren S. Peizer, our Chief Executive Officer and Chairman, Richard A. Anderson, our Chief Operating Officer, President and Director, see “Proposal No. 1 - Election of Directors” above.

Christopher Shirley has served as the Company’s Chief Financial Officer since May 2017 and joined the Company with approximately 20 years of finance experience, including senior leadership roles at healthcare technology and big data companies.  Most recently, Mr. Shirley served as the Chief Financial Officer of Sentient Science Corporation from September 2016 until February 2017. Previously, as CFO of GE Intelligent Platforms from March 2015 until September 2016, he led the finance function during a period of rapid expansion.  Prior to joining GE Digital, from March 2014 until March 2015, Mr. Shirley was the Financial Integration Leader for GE Healthcare, where he led the financial integration and delivery of deal model expectations following its acquisition of API Healthcare. Before his role as Financial Integration Leader for GE Healthcare, Mr. Shirley served as Global Finance Manager of GE Healthcare beginning in June 2011.

Executive Compensation

Summary Compensation Table

The following table sets forth the total compensation paid during the last two fiscal years ended December 31, 2017 and 2016 to (1) our Chief Executive Officer, and (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2017 and were serving as executive officers as of such date.

					All
					Other
					Compen-
Name and				Stock/Option	sation ($)
Principal Position	Year	Salary ($)		Award	(3)	Total ($)

Terren S. Peizer,	2017	450,000	(1)	1,900,000	15,064	2,365,064
Chairman and	2016	450,000	(1)	-	14,627	464,627
Chief Executive Officer

Richard A. Anderson,	2017	444,251	(2)	-	26,009	470,260
President and	2016	386,548		-	28,473	415,021
Chief Operating Officer

Christopher Shirley,	2017	168,808	(3)	409,000	26,085	603,893
Chief Financial Officer	2016	-		-	-	-

(1)	Mr. Peizer deferred part of his salary for the 2016 and 2017 years. Mr. Peizer’s deferred salary balance was paid in common stock in April 2017.
(2)	Includes vacation payout of $50,000 in 2017.
(3)	Mr. Shirley joined the Company in May 2017 to replace Ms. Susan Etzel who resigned as the Chief Financial Officer of the Company and his salary is pro-rated for the year 2017.
(3)	Includes group life insurance premiums and medical benefits.

Narrative Disclosures to Summary Compensation Table

Executive employment agreements

Chief Executive Officer

We entered into a five-year employment agreement with our Chairman and Chief Executive Officer, Terren S. Peizer, effective as of September 29, 2003, which automatically renews after each five-year term. Mr. Peizer received an annual base salary of $450,000 in each of 2017 and 2016, part of which was deferred. Mr. Peizer is also eligible for an annual bonus targeted at 100% of his base salary based on goals and milestones established and reevaluated on an annual basis by mutual agreement between Mr. Peizer and the Board of Directors. Mr. Peizer did not receive any annual bonus during the fiscal years ended December 31, 2017 and 2016. His base salary and bonus target will be adjusted each year to not be less than the median compensation of similarly positioned CEO’s of similarly situated companies. Mr. Peizer receives executive benefits including group medical and dental insurance, term life insurance equal to 150% of his salary, accidental death and long-term disability insurance, grossed up for taxes. Mr. Peizer was granted 642,307 equity awards during 2017 and no equity awards granted to Mr. during 2016. All unvested options vest immediately in the event of a change in control, termination without good cause or resignation with good reason. In the event that Mr. Peizer is terminated without good cause or resigns with good reason prior to the end of the term, he will receive a lump sum payment equal to the remainder of his base salary and targeted bonus for the year of termination, plus three years of additional salary, bonuses and benefits. If any of the provisions above result in an excise tax, we will make an additional “gross up” payment to eliminate the impact of the tax on Mr. Peizer.

President and Chief Operating Officer

We entered into a four-year employment agreement with our President and Chief Operating Officer, Richard A. Anderson, effective April 19, 2005, as amended on July 16, 2008, as amended as of December 30, 2008, and as amended on April 10, 2018. After the initial four-year term, the employment agreement automatically renews for additional three-year terms unless otherwise terminated. Mr. Anderson’s agreement renewed for an additional five-year term in April 2018. Mr. Anderson received an annual base salary of $394,251 in 2017 and $386,548 in 2016. Mr. Anderson is eligible for an annual bonus targeted at 50% of his base salary based on achieving certain milestones. Mr. Anderson did not receive any annual bonus during the fiscal years ended December 31, 2017 and 2016. Mr. Anderson’s compensation will be adjusted each year by an amount not less than the Consumer Price Index. Mr. Anderson received executive benefits, including group medical and dental insurance, term life insurance, accidental death and long-term disability insurance. There were no equity awards granted to Mr. Anderson in 2017 or 2016. All unvested options will vest immediately in the event of a change in control, termination without cause or resignation with good reason. In the event of termination without good cause or resignation with good reason prior to the end of the term, upon execution of a mutual general release, Mr. Anderson will receive a lump sum payment equal to one year of salary plus a bonus equal to 50% of that years base salary, and will receive continued medical benefits for one year unless he becomes eligible for coverage under another employer's plan. If he is terminated without cause or resigns with good reason within twelve months following a change in control, upon execution of a general release he will receive a lump sum payment equal to eighteen months salary, 150% of the targeted bonus, and will receive continued medical benefits for 18 months unless he becomes eligible for coverage under another employer's plan.

Chief Financial Officer

We entered into a two-year employment agreement with Mr. Shirley effective May 31, 2017. After the initial two-year term, the employment agreement automatically renews for an additional two-year term unless terminated by either party within 90 days of the end of the initial term. Mr. Shirley received a pro-rated annual base salary of $168,808 in 2017, and is eligible for a bonus targeted at 40% of his base salary based on achieving certain milestones. Mr. Shirley did not receive a bonus during the 2017 year. Mr. Shirley was granted 135,000 equity awards during 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth all outstanding equity awards held by our named executive officers as of December 31, 2017.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options (#)	Options (#)	Exercise	Option
	Exercisable	Unexer-	Price	Expiration
Name	(1)	cisable	($)	Date
Terren S. Peizer	192	-	739.20	02/07/18
	225	-	739.20	06/20/18
	400	-	1,161.60	10/27/19
	24,750	-	105.60	12/06/20
	-	642,307	7.50	01/01/23
	25,567	642,307

Richard A. Anderson	123	-	672.00	02/07/18
	144	-	672.00	06/20/18
	208	-	1,056.00	10/27/19
	24,750	-	96.00	12/06/20
	25,225	-

Christopher Shirley	135,000	-	7.50	12/19/27

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Potential payments upon termination

The following summarizes the payments that the named executive officers would have received if their employment had terminated on December 31, 2017.

If Mr. Peizer's employment had terminated due to disability, he would have received insurance and other fringe benefits for a period of one year thereafter, with a value equal to approximately $11,000. If Mr. Peizer had been terminated without good cause or resigned for good reason, he would have received a lump sum payment of $2,732,000, based upon: (i) three years of additional salary at $450,000 per year; (ii) three years of additional bonus of $450,000 per year; and (iii) three years of fringe benefits, with a value equal to approximately $32,000.

If Mr. Anderson had been or is terminated without good cause or resigned for good reason, he would have received a lump sum payment of approximately $591,000 based upon one year's salary plus the full targeted bonus of 50% of base salary. In addition, medical benefits would continue for up to one year, with a value equal to approximately $23,000.

If Mr. Shirley had been or is terminated without good cause or resigned for good reason, he would have received a lump sum of an amount equal to six months’ salary plus a pro-rata share of any bonus earned in the year of termination.

Potential payments upon change in control

Upon a change in control, the unvested stock options of each of our named executive officers would have vested, with the values set forth above.

If Mr. Peizer had been terminated without good cause or resigned for good reason within twelve months following a change in control, he would have received a lump sum payment of $2,731,000, as described above, plus a tax gross up of approximately $683,000.

If Mr. Anderson had been terminated without good cause or resigned for good reason within twelve months following a change in control, he would have received a lump sum payment of approximately $887,000, based upon one-and-a-half year's salary plus one-and-a-half the full targeted bonus of 50% of base salary. In addition, medical benefits would continue for up to one-and-a-half years, with a value equal to approximately $34,000.

DIRECTOR COMPENSATION

The following table provides information regarding compensation that was earned or paid to the individuals who served as non-employee directors during the year ended December 31, 2017. Except as set forth in the table, during 2017, directors did not earn nor receive cash compensation or compensation in the form of stock awards, option awards or any other form.

	Option
	awards ($)
Name	(1)	Total
Richard A. Berman	79,674	79,674
David Smith	63,193	63,193
Steve Gorlin	63,193	63,193
Richard J. Berman	33,025	33,025
Marc Cummins	33,025	33,025
Michael Sherman	43,549	43,549

Notes to director compensation table:

(1)

Amounts reflect the compensation expense recognized in the Company's financial statements in 2017 for non-employee director stock options granted in 2015 and 2017, in accordance with FASB ASC Topic 718. As such, these amounts do not correspond to the compensation actually realized by each director for the period. See notes to consolidated financial statements included in the 2017 Annual Report for further information on the assumptions used to value stock options granted to non-employee directors.

Outstanding equity awards held by non-employee directors as of December 31, 2017, were as follows:

		Aggregate
		grant date
		fair market value
	Options	options
	outstanding	outstanding
Richard A. Berman	108,594	$657,771
David Smith	86,170	524,580
Steve Gorlin	86,170	524,580
Richard J. Berman	49,459	114,745
Marc Cummins	49,459	114,745
Michael Sherman	61,040	141,613
	440,892	$2,078,032

There were a total of 440,892 stock options outstanding as of December 31, 2017, with an aggregate grant date fair value of $2,078,032, the last of which vest in December 2019.  There were 332,557 options granted to non-employees during 2017 and no options granted to non-employee directors during 2016.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2017.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and right	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (1)	1,885,383	$11.46	691,804

Equity compensation plans not approved by security holders	-	-	-

Total	1,885,383	$11.46	691,804

(1) We adopted our 2017 Stock Incentive Plan (the “2017 Plan”) in 2017. Under the 2017 Plan, we could grant incentive stock options, non-qualified stock option, restricted and unrestricted stock awards and other stock-based awards. As of December 31, 2017, 303,674 equity awards remained reserved for future issuance under the 2017 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 15, 2018 for (a) each stockholder known by us to own beneficially more than 5% of our common stock (b) our named executive officers, (c) each of our directors, and (d) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of June 15, 2018 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 15,913,171 shares of common stock outstanding on June 15, 2018.

			Total
		Shares	common
	Common	beneficially	stock	Percent
	stock	owned	beneficially	of
Name of beneficial owner (1)	owned (2)	(3)	owned	class (3)
Directors and Named Executive Officers:
Terren S. Peizer (4)	9,193,041	1,274,564	10,467,605	60.9%
Richard A. Anderson (5)	-	25,102	25,102	*
Christopher Shirley	-	-	-	*
Richard A. Berman (6)	-	80,706	80,706	*
David E. Smith (7)	1,953,947	232,213	2,186,160	13.5%
Steve Gorlin (8)**	75,000	59,752	134,752	*
Richard J. Berman (9)	-	23,041	23,041	*
Marc Cummins (10)**	-	23,041	23,041	*
Michael Sherman (11)	15,550	29,339	44.889	*

All directors and named executive officers as a group (9 persons)	11,237,538	1,747,758	12,985,296	73.8%

* Less than 1%

** Will retire from the Board at the 2018 Annual Meeting.

(1)	Except as set forth below, the mailing address of all individuals listed is c/o Catasys, Inc., 11601 Wilshire Boulevard, Suite 1100, Los Angeles, California 90025.
(2)

The number of shares beneficially owned includes shares of common stock in which a person has sole or shared voting power and/or sole or shared investment power. Except as noted below, each person named reportedly has sole voting and investment powers with respect to the common stock beneficially owned by that person, subject to applicable community property and similar laws.

(3)

On June 15, 2018, there were 15,913,171 shares of common stock outstanding. Common stock not outstanding but which underlies options and rights (including warrants) vested as of or vesting within 60 days after June 15, 2018, is deemed to be outstanding for the purpose of computing the percentage of the common stock beneficially owned by each named person (and the directors and executive officers as a group), but is not deemed to be outstanding for any other purpose.

(4)

Consists of warrants to purchase 1,249,189 shares of common stock and options to purchase 25,375 shares of common stock, which are exercisable within the next 60 days. 9,193,041 shares of common stock are held of record by Acuitas Group Holdings, LLC, a limited liability company 100% owned by Terren S. Peizer, and as such, Mr. Peizer may be deemed to beneficially own or control. Mr. Peizer disclaims beneficial ownership of any such securities.

(5)	Includes options to purchase 25,102 shares of common stock, which are exercisable within the next 60 days.

(6)	Includes options to purchase 80,706 shares of common stock, which are exercisable within the next 60 days.
(7)

Consists of 1,952,378 shares of common stock held by Shamus, LLC ("Shamus"). As the sole member of Shamus, The Coast Fund L.P. ("Coast Fund") may be deemed to beneficially own all common stock beneficially owned by Shamus. Similarly, as the managing general partner of the Coast Fund, Coast Offshore Management (Cayman), Ltd. ("Coast Offshore Management") may be deemed to beneficially own all common stock beneficially owned by the Coast Fund. Except to the extent it is deemed to beneficially own any common stock beneficially owned by Shamus, neither the Coast Fund nor Coast Offshore Management beneficially owns any common stock. As the president of Coast Offshore Management, Mr. Smith may be deemed to beneficially own all common stock beneficially owned by Coast Offshore Management, Coast Fund and Shamus. In addition, Mr. Smith directly owns (i) 1,569 shares of common stock and (ii) 59,752 shares of common stock issuable upon the exercise of options granted to Mr. Smith for his service on our board of directors that are either currently exercisable or will become exercisable within the next 60 days and (iii) warrants to purchase 172,461 shares of common stock. As a result, Mr. Smith may be deemed to beneficially own, in the aggregate, 2,186,160 shares of our common stock. Information derived from a Schedule 13D/A filed on February 7, 2018.

(8)	Consists of 75,000 shares of common stock and options to purchase 59,752 shares of common stock, which are exercisable within the next 60 days.
(9)	Includes options to purchase 23,041 shares of common stock, which are exercisable within the next 60 days.
(10)	Includes options to purchase 23,041 shares of common stock, which are exercisable within the next 60 days.
(11)	Consists of 15,550 shares of common stock and options to purchase 29,339 shares of common stock, which are exercisable within the next 60 days.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Review and Approval of Transactions with Related Persons

Either the audit committee or the Board of Directors approves all related party transactions. The procedure for the review, approval or ratification of related party transactions involves discussing the proposed transaction with management, discussing the proposed transaction with the external auditors, reviewing financial statements and related disclosures, and reviewing the details of major deals and transactions to ensure that they do not involve related party transactions. Members of management have been informed and understand that they are to bring related party transactions to the audit committee or the Board of Directors for pre-approval. These policies and procedures are evidenced in the audit committee charter and our code of ethics.

Certain Transactions

In August 2016, Acuitas loaned us $225,000. No terms were discussed nor were any agreements executed in connection with such loan, but the $225,000 was paid back out of the August 2016 Notes.

In August 2016, we entered into subscription agreements with three accredited investors, (collectively, the “Investors”), including Shamus, pursuant to which we issued to the Investors short-term senior promissory notes in the aggregate principal amount of $2.8 million (the “August 2016 Notes”) and five-year warrants to purchase up to an aggregate of 145,834 shares of our common stock, at an exercise price of $6.60 per share (the “August 2016 Warrants”).

The August 2016 Warrants include price protection provisions pursuant to which, subject to certain exempt issuances, the then exercise price of the August 2016 Warrants will be adjusted in the event we issue shares of our common stock for consideration per share less than the then exercise price of the August 2016 Warrants, to the lowest consideration per share for the shares issued or sold in such transaction. The price protection will be in effect until the earliest of (i) the termination date of the August 2016 Warrants, (ii) such time as the Warrants are exercised or (iii) contemporaneously with the listing of our shares of common stock on a registered national securities exchange.

In addition, in August 2016, Acuitas, agreed to exchange its existing promissory note for short-term senior promissory notes, in the aggregate principal amount of $2.8 million plus accrued interest, in the form substantially identical to the form of the August 2016 Notes. Acuitas also agreed to exchange certain of its outstanding warrants to purchase an aggregate of 338,005 shares of our common stock at an exercise price of $1.98 per share, for warrants to purchase an aggregate of 498,927 shares of our common stock at an exercise price of $6.60 per share, in the form substantially identical to the form of the August 2016 Warrants.

In December 2016, we exchanged the August 2016 Notes issued to the Investors, which had an aggregate outstanding principal amount of $5.6 million, for (i) 8% Convertible Debentures in the same principal amount due on March 15, 2017 (the “Debentures”) and (ii) five-year warrants to purchase shares of the Company’s common stock in amount equal to forty percent (40%) of the initial number of shares of common stock issuable upon conversion of each Investor’s Debentures, at an exercise price of $6.60 per share (the “December 2016 Warrants”). The holders of the Debentures agreed to extend the maturity of the Debentures from March 15, 2017 to the earlier of the closing date of our public offering or April 30, 2017. In April 2017, the Debentures were either converted into common stock or the principal and interest were paid in full with proceeds from our public offering.

The December 2016 Warrants include a price protection provision pursuant to which, subject to certain exempt issuances, the then exercise price of the December 2016 Warrants will be adjusted if the Company issues shares of common stock at a price that is less than the then exercise price of the December 2016 Warrants. Such price protection provisions will remain in effect until the earliest of (i) the termination date of the December 2016 Warrants, (ii) such time as the December 2016 Warrants are exercised or (iii) contemporaneously with the listing of our shares of common stock on a registered national securities exchange.

In December 2016, we entered into an agreement with Shamus pursuant to which the Company received gross proceeds of $300,000 for the sale of (i) an 8% Series B Convertible Debenture due March 31, 2017 (the “December 2016 Convertible Debenture”) and (ii) five-year warrants to purchase shares of the Company’s common stock in an amount equal to seventy-five percent (75%) of the initial number of shares of common stock issuable upon the conversion of the December 2016 Convertible Debenture, at an exercise price of $5.10 per share (the “Shamus Warrants”). In March 2017, Shamus converted the principal and interest of the December 2016 Convertible Debenture into common stock.

The Shamus Warrants include price protection provisions pursuant to which, subject to certain exempt issuances, the then exercise price of the Shamus Warrants will be adjusted if the Company issues shares of common stock at a price that is less than the then exercise price of the Shamus Warrants. Such mechanism will remain in effect until the earliest of (i) the termination date of the Shamus Warrants, (ii) such time as the Shamus Warrants are exercised or (iii) contemporaneously with the listing of our shares of common stock on a registered national securities exchange.

In January 2017, we entered into a Subscription Agreement (the “Subscription Agreement”) with Acuitas, pursuant to which the Company will receive aggregate gross proceeds of $1,300,000 (the “Loan Amount”) in consideration of the issuance of (i) an 8% Series B Convertible Debenture due March 31, 2017 (the “January 2017 Convertible Debenture”) and (ii) five-year warrants to purchase shares of the Company’s common stock in an amount equal to one hundred percent (100%) of the initial number of shares of common stock issuable upon the conversion of the January 2017 Convertible Debenture, at an exercise price of $5.10 per share (the “January 2017 Warrants”). The Loan Amount is payable in tranches through March 2017. In addition, any warrants issued in conjunction with the December 2016 Convertible Debenture currently outstanding with Acuitas have been increased by an additional 25% warrant coverage, exercisable for an aggregate of 137,883 shares of the Company’s common stock. The holders of the January 2017 Convertible Debentures agreed to extend the maturity of the Debentures from March 31, 2017 to the earlier of the closing date of our offering or April 30, 2017 and to convert the full principal amount into common stock as of the closing date of our public offering. The holder of the January 2017 Convertible Debenture agreed to extend the maturity of the January 2017 Convertible Debenture from March 31, 2017 to the earlier of the closing date of our public offering or April 30, 2017. In April 2017, the January 2017 Convertible Debenture principal and interest was paid in full with proceeds from our public offering.

The January 2017 Warrants include, among other things, price protection provisions pursuant to which, subject to certain exempt issuances, the then exercise price of the January 2017 Warrants will be adjusted if the Company issues shares of common stock at a price that is less than the then exercise price of the January 2017 Warrants. Such price protection provisions will remain in effect until the earliest of (i) the expiration date of the January 2017 Warrants, (ii) such time as the January 2017 Warrants are exercised or (iii) contemporaneously with the listing of the Company’s shares of common stock on a registered national securities exchange.

In connection with the Subscription Agreement described above, the number of Shamus Warrants were increased from 75% to 100% warrant coverage, exercisable for an aggregate of 58,824 shares of the Company’s common stock.

In March 2017, we entered into amendments with the holders of certain outstanding warrants issued on April 17, 2015 and July 30, 2015 to eliminate certain anti-dilution provisions in such warrants, which caused us to reflect an associated liability of $5.3 million on our balance sheet as of December 31, 2016, which was continegent upon closing of our public offering. Upon closing of our public offering, for each warrant share underlying the warrants so amended, the holder received the right to purchase an additional .2 shares of common stock. Two of the holders of such warrants, which owners hold warrants to purchase an aggregate of 11,049 shares of common stock, did not agree to the amendment. The warrant holders who agreed to the amendment include Acuitas and another accredited investor, who will own additional warrants to purchase 31,167 and 13,258 shares of the Company’s common stock, respectively.

Additionally, in March 2017, we and the holders of an aggregate of approximately $10 million of our existing convertible debentures agreed to extend the maturity dates of such debentures until the earlier of the closing of our public offering or April 30, 2017. We completed our public offering in April 2017, and all of the convertible debentures were either converted to common stock or paid in full with proceeds from the public offering.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), requires our directors and executive officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC, initial reports of ownership and reports of changes in ownership of our equity securities. Such persons are required by SEC regulations to furnish us with copies of all such reports they file.

       To our knowledge, based solely on a review of the copies of such reports furnished to us regarding the filing of required reports, we believe that all Section 16(a) reports applicable to our directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2017 were timely filed, except that an initial report of ownership was filed late by Messrs. Cummins, Berman, Sherman, and Shirley, and statement of changes of beneficial ownership were filed late by Messrs. Peizer, Shirley, Sherman, Cummins, Berman, Berman, and Gorlin.

REPORT OF THE AUDIT COMMITTEE

As more fully described in its Charter, the Audit Committee assists the Board of Directors in its oversight of Catasys’ corporate accounting and financial reporting process and interacts directly with and evaluates the performance of Catasys’ independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has reviewed Catasys’ audited consolidated financial statements for the year ended December 31, 2017 and has met with both management and Catasys’ former independent registered public accounting firm, Rose Synder & Jacobs LLP (“RSJ”), to discuss those consolidated financial statements. The Audit Committee has discussed with RSJ those matters related to the conduct of the audit that are required to be communicated by the independent registered public accounting firm to the Audit Committee under Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”), including RSJ’s judgments as to the quality, not just the acceptability, of Catasys’ accounting principles. In addition, the Audit Committee has reviewed and discussed with management the assessment of the effectiveness of Catasys’ internal control over financial reporting.

The Audit Committee discussed with Catasys’ independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee met separately with the independent registered public accounting firm, without management present, to discuss the results of its audit, Catasys’ internal controls and the overall quality of Catasys’ financial reporting.

The Audit Committee has received from RSJ the required written disclosures and letter regarding its independence from Catasys, as required by the PCAOB Rule 3526, and has discussed with RSJ its independence. The Audit Committee has also reviewed and considered whether the provision of other non-audit services by RSJ is compatible with maintaining the auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements of Catasys for the year ended December 31, 2017 be included in Catasys’ Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 7, 2018.

It is not the duty of the Audit Committee to conduct audits, to independently verify management’s representations or to determine that Catasys’ financial statements are complete and accurate, prepared in accordance with United States generally accepted accounting principles or fairly present the financial condition, results of operations and cash flows of Catasys. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm retained by the Audit Committee is responsible for performing an independent audit of the consolidated financial statements, and for reporting the results of their audit to the Audit Committee. The Audit Committee reviews and monitors these processes. In giving its recommendation to the Board of Directors, the Audit Committee has expressly relied on (i) management’s representation that such financial statements have been prepared in conformity with United States generally accepted accounting principles and (ii) the report of the Company’s independent registered public accounting firm, with respect to such financial statements.

The Audit Committee

Richard A. Berman, Chairman

Richard J. Berman

David E. Smith.

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 16, 2018, Catasys engaged EisnerAmper LLP (“Eisner”), as its principal accountant, and on the same date dismissed RSJ. The change was approved by the Audit Committee of the Company’s Board of Directors. RSJ served as Catasys’ principal accountant since June 10, 2009. During the period from January 1, 2016 to December 31, 2017, which was audited by RSJ, and in the subsequent interim period prior to March 16, 2018 when RSJ was still the auditor of record and performing auditing procedures, (i) there were no disagreements with RSJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to RSJ’s satisfaction, would have caused RSJ to make reference in connection with its opinion to the subject matter of the disagreement, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K. The report of RSJ on Catasys’ financial statements as of and for the period ended December 31, 2017 did not contain an adverse opinion or a disclaimer of an opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Audit Committee has reappointed Eisner to be Catasys’ independent registered public accounting firm for the year 2018 and the Board of Directors is submitting the appointment of the independent registered public accounting firm to stockholders for ratification at the Annual Meeting. A representative of Eisner is expected to be present via teleconference at the Annual Meeting and will have the opportunity to respond to appropriate questions and, if the representative desires to do so, to make a statement.

The Audit Committee of the Board of Directors recommended, and the Board of Directors is, submitting the appointment of Eisner to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm although the Audit Committee will not be required to select a different independent auditor for the Company. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes cast on this proposal, assuming a quorum is present at the Annual Meeting, is required to ratify the appointment of Eisner.

Audit Fees

The following table presents fees for professional audit services rendered by RSJ for the audit of the Company’s annual financial statements for the years ended December 31, 2017 and December 31, 2016, and fees billed for other services rendered by RSJ during those periods.

	2017	2016
Audit fees (1)	$139,500	$80,000
Audit-related fees	-	-
Tax fees:	-	-
All other fees:	242	-
Total	$139,742	$80,000

(1) Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.     Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.     Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.     Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.     Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF EISNERAMPER LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our stockholders with the opportunity to cast a non-binding advisory vote, commonly known as “say on pay,” to approve the compensation of our named executive officers as disclosed in the “Executive Compensation” section of this Proxy Statement in accordance with Securities and Exchange Commission rules. As described more fully in this Proxy Statement, our executive compensation program is designed to attract, motivate and retain our named executive officers with the skills required to formulate and drive Catasys’ strategic direction and achieve annual and long-term performance goals necessary to create stockholder value. The program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value. Catasys’ Compensation and Nominating Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

Catasys is asking its stockholders to indicate their support of the Company’s executive compensation as described in this Proxy Statement. This say on pay proposal gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and procedures described in this Proxy Statement. The vote is advisory, and therefore is not binding on the Company, our Board or our Compensation and Nominating Committee in any way.

The Company is presenting the following resolution, which gives you as a stockholder the opportunity to endorse or not endorse our pay program for named executive officers by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. While our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed in the compensation tables and the related disclosure contained in the Proxy Statement set forth under the caption “The Board Election Proposal—Executive Compensation”.”

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR

OF THE FOREGOING RESOLUTION BY VOTING “FOR” THIS PROPOSAL.

PROPOSAL NO. 4

THE SAY ON PAY FREQUENCY PROPOSAL

The Company is presenting the following resolution, which gives you as a stockholder the opportunity to inform the Company as to how often you wish the Company to include a proposal, similar to Proposal 4, in our Proxy Statement. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. While our Board of Directors intends to carefully consider the stockholder vote resulting from the resolution, the final vote will not be binding on us and is advisory in nature.

“RESOLVED, that the stockholders wish the Company to include an advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934 every:

●	year

●	two years; or

●	three years.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR

OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL NO. 5

THE PLAN AMENDMENT PROPOSAL

2017 Plan Amendment

The Board has approved, and has recommended that the stockholders approve an amendment to our 2017 Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock available for awards under the 2017 Plan (“Awards”) from 2,577,187 shares to 3,977,187 shares.

Background and Reasons for the 2017 Plan Amendment Proposal

On February 27, 2017, the Board of Directors authorized the Company to implement the 2017 Plan.  The Company’s stockholders approved the 2017 Plan on February 27, 2017. The 2017 Plan became effective on March 10, 2017. Currently, 2,333,334 shares of common stock are authorized to be issued pursuant to Awards granted under the 2017 Plan plus up to 253,554 shares subject to outstanding awards granted under the Catasys, Inc. 2010 Stock Incentive Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after February 24, 2017. As of December 31, 2017, 243,853 equity awards were outstanding pursuant to the 2010 Stock Incentive Plan and 303,674 equity awards remained reserved for future issuance under the 2017 Plan. The Board believes that the availability of additional shares of common stock for Awards granted under the 2017 Plan is needed to enable the Company to meet its anticipated equity compensation needs to attract, motivate and retain qualified employees, officers and directors. The proposed share increase is expected to last approximately two years. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, and our historical forfeiture rates.

The following summary of the 2017 Plan is qualified in its entirety by reference to the complete text of the 2017 Plan, a copy of which is was attached as Exhibit B to a Schedule 14A Information Statement filed with the SEC on march 10, 2017. Capitalized terms used and not otherwise defined in this section discussing the adoption of the 2017 Plan shall have the meanings given to them in the 2017 Plan.

Purpose of the 2017 Plan

Under the direction of the Board of Directors or, should the Board delegate power to act on its behalf, a committee thereof (the Board and such committee cumulatively referred to as the “Administrator”), the 2017 Plan, which provides for the granting of Incentive Stock Options, Non-Qualified Options, Stock Grants, and Stock-Based Awards, is intended to encourage ownership of shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. All Employees, directors and Consultants of the Company and its Affiliates are eligible to participate in the 2017 Plan. As of June 15, 2018, we had approximately 172 individuals eligible for participation.

Material Features of the 2017 Plan

Eligibility

The Administrator will, in its sole discretion, name the Participants in the 2017 Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or a majority owned subsidiary of the Company. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.

Shares Subject to the 2017 Plan

The number of Shares which may be issued from time to time pursuant to the 2017 Plan shall be the sum of: (i) 2,333,334 shares of Common Stock and (ii) up to 253,554 shares of Common Stock that are represented by awards granted under the Company’s 2010 Stock Incentive Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after February 24, 2017, or the equivalent of such number of shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of the 2017 Plan; provided, however, that no more than 1,521,326 Shares shall be added to the 2017 Plan pursuant to subsection (ii).

Notwithstanding the above, on the first day of each fiscal year of the Company during the period beginning in fiscal year 2017, and ending on the second day of fiscal year 2027, the number of Shares that may be issued from time to time pursuant to the 2017 Plan shall be increased by an amount equal to the least of (i) 276,442 Shares or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of the 2017 Plan; (ii) 3% of the number of outstanding shares of Common Stock on such date; and (iii) an amount determined by the Board.

Types of Awards

Stock Options. Stock options granted under the 2017 Plan may either be ISOs, which are intended to satisfy the requirements of Section 422 of the Code, or Non-Qualified Stock Options, which are not intended to meet those requirements.  ISOs, which have the tax advantages discussed below under Federal Income Tax Consequences, may be granted only to Employees who are deemed to be residents of the United States for tax purposes.  Non-qualified Stock Options may be granted to any Employee, director or Consultant of the Company or a majority owned subsidiary of the Company.  The exercise price of a stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant.  However, if an ISO is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our Common Stock on the date of grant.  The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant.  However, if an ISO is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, then the term of the option may not be longer than five years.

The Administrator establishes the vesting schedule of each option at the time of grant.  Options may be made exercisable in installments or based on performance, and the exercisability of options may be accelerated by the Administrator.  Award agreements for stock options include rules for exercise of the stock options after termination of service.  Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement.  Generally, stock options will be exercisable for three months after termination of service for any reason other than termination for cause, death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.

Stock Grants. Stock Grants are shares of Common Stock which the Committee may, in its sole discretion, structure to qualify in whole or in part as “performance-based compensation” under Section 162(m) of the Code.  If the grantee does not satisfy the vesting conditions by the end of the period specified in the award agreement, the stock subject to such agreement is forfeited.

Other Stock-Based Awards. The 2017 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to, stock appreciation rights, phantom stock awards, and stock units.  The Administrator may award such stock-based awards subject to such conditions and restrictions as it may determine.

Plan Administration, Amendment and Termination

The Administrator is authorized to, among other things, (a) interpret the provisions of the 2017 Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the 2017 Plan; (b) determine which Employees, directors and Consultants shall be granted Stock Rights; (c) determine the number of shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 777,777 Shares be granted to any Participant in any fiscal year; (d) specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; (e) determine Performance Goals no later than such time as required to ensure that a Performance-Based Award which is intended to comply with the requirements of Section 162(m) of the Code so complies, and make any adjustments thereto; (f) make changes to any outstanding Stock Right, including, without limitation, to reduce or increase the exercise price or purchase price, accelerate the vesting schedule or extend the expiration date; (g) buy out for a payment in cash or shares, a stock right previously granted and/or cancel any such Stock Right and grant in substitution therefor other Stock Rights; and (h) adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws.

The 2017 Plan may be amended by our stockholders. The 2017 Plan may also be amended by the Administrator; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such approval. Any modification or amendment of the 2017 Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the 2017 Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

The Plan will terminate on the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the stockholders of the Company. The Plan may be terminated at an earlier date by vote of the stockholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

Assignability and Transferability of Stock Rights

A Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement, provided that no Stock Right may be transferred by a Participant for value.

Adjustments

Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made, including in the exercise or purchase price per share, to reflect such events.

Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company’s assets, the administrator or the board of any entity assuming the obligations of the Company hereunder shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options; (ii) upon written notice to the Participants, provide that such Options must be exercised within a specified number of days of the date of such notice; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable less the aggregate exercise price thereof. With respect to outstanding Stock Grants, provisions shall be made for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity.

Recapitalization or Reorganization. A Participant, upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization, shall be entitled to receive for the price paid upon such exercise or acceptance, if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

Withholding

In the event that any amounts are to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the 2017 Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law).

New Plan Benefits

The amounts of future grants under the 2017 Plan are not determinable as awards under the 2017 Plan and will be granted at the sole discretion of the Administrator, and the Company cannot determine at this time either the persons who will receive awards under the 2017 Plan or the amount or types of any such awards.

Federal Income Tax Consequences

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2017 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2017 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation. This information is intended to be merely a summary, and Participants in the 2017 Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an award or the underlying shares.

Incentive Stock Options:

ISOs are intended to qualify for treatment under Section 422 of the Code. ISO does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:

Options otherwise qualifying as ISOs, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not ISOs.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:

With respect to stock grants under the 2017 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:

The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR

OF THE 2017 PLAN AMENDMENT PROPOSAL.

STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at the 2019 annual meeting of our stockholders (“2019 Annual Meeting of Stockholders”) consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion in proxy materials for our 2019 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing no later than February 15, 2019 (120 days prior to the anniversary of this year’s mailing date), to our Corporate Secretary, c/o Catasys, Inc., 11601 Wilshire Blvd, Suite 1100, Los Angeles, California 90025. If you wish to submit a proposal that is not to be included in the proxy materials for our 2019 Annual Meeting of Stockholders, your proposal generally must be submitted in writing to the same address no earlier than February 21, 2019, but no later than March 25, 2019. However, if the date of the 2019 Annual Meeting of Stockholders is convened more than 30 days before, or delayed by more than 30 days after, June 15, 2019, to be considered for inclusion in proxy materials for our 2019 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to our Corporate Secretary, c/o Catasys, Inc., 11601 Wilshire Blvd, Suite 1100, Los Angeles, California 90025 a reasonable time before we begin to print and send our proxy materials for the 2019 Annual Meeting of Stockholders. Please review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals. You may view our Bylaws by visiting the SEC’s internet website at www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Catasys stockholders will be “householding” our proxy materials. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or, if you share an address with another Company stockholder and are receiving multiple copies of annual reports and proxy statements but only wish to receive a single copy of such materials, you may:

•

if you are a stockholder of record, direct your written request to our transfer agent, American Stock Transfer and Trust Company, LLC (in writing: Attn: Proxy Dept., 6201 15th Avenue, Third Floor, Brooklyn, NY 11219, U.S.A.; or by telephone: in the United States, 1-800-PROXIES (1-800-776-9437) and outside the United States, 1-718-921-8500); or

•	if you are not a stockholder of record, notify your broker.

Catasys will promptly deliver, upon request, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, please contact your broker if you are not a stockholder of record; or contact our transfer agent if you are a stockholder of record, using the contact information provided above.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Christopher Shirley

Christopher Shirley

Chief Financial Officer

June 15, 2018

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 is available without charge upon written request to: Corporate Secretary, c/o Catasys, Inc., 11601 Wilshire Blvd, Suite 1100, Los Angeles, California 90025.

CATASYS, INC.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT LINE ____________ SACKPACK _____

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
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000000000.000000 ext 000000000.000000 ext
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 4:00 p.m., Eastern Time, on August, 2018.

Vote by Internet

- Go to www.envisionreports.com/CATS
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 5 and "3 Years" for PROPOSAL 4.

	For	Withhold		For	Withhold		For	Withhold
01 - Terren S. Peizer	○	○	02 - Richard A. Anderson	○	○	03 - Richard A. Berman	○	○
04 - David E. Smith	○	○	05 - Richard J. Berman	○	○	06 - Michael Sherman	○	○

	For	Against	Abstain
2. To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐
3. To approve the compensation paid to the Company's named executive officers	☐	☐	☐
5. To approve the addition of 1,400,000 shares to the Company's 2017 Stock Incentive Plan..	☐	☐	☐

4. Recommendation by Non-Binding Vote on the Frequency of Executive Compensation Votes.

☐ 3 years ☐ 2 years ☐ 1 year ☐ Abstain

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

02CB6C

This Proxy Statement and our Annual Report for the Year Ended December 31, 2017 are available at www.edocumentview.com/CATS

q **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** q

Proxy — Catasys, Inc.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 2, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Terren S. Peizer and Christopher Shirley, each with power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Catasys, Inc. to be held at 10:00 a.m. Pacific Time, Thursday, August 2, 2018, at Catasys' principal executive offices located at 11601 Wilshire Blvd, Suite 1100, Los Angeles, California 90025, or any postponements or adjournments thereof, as indicated on the reverse side.

The undersigned also appoints the proxies to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

All of the above as set forth in the proxy statement, dated June 15, 2018. Receipt of the proxy statement and Annual Report for the year ended December 31, 2017 is hereby acknowledged.

The shares represented by this proxy will be voted on Proposals 1, 2, 3, 4 and 5 as directed by the stockholder, but if no direction is indicated, will be voted FOR Proposals 1, 2, 3 and 5 and "3 Years" for Proposal 4.

Please date, sign and mail this proxy in the enclosed envelope, which requires no postage if mailed in the United States.

(Continued and to be signed on the reverse side)